SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2002

Roadhouse Grill, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-28930	65-0367604

(State or Other Jurisdiction Employer of Incorporation)	(Commission File Number)	(IRS Identification No.)

2703-A Gateway Drive, Pompano Beach, Florida		33069

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 957-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On February 7, 2002, the Registrant filed a motion for abstention pursuant to Section 305(a)(1) of the United States Bankruptcy Code, seeking an order dismissing or suspending all proceedings under the petition for involuntary bankruptcy of the Registrant under Chapter 11 of the United States Bankruptcy Code which was filed by certain of the Registrant’s creditors with the United States Bankruptcy Court for the Southern District of Florida on January 18, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADHOUSE GRILL, INC.

(Registrant)

By: /s/ Harry Rosenfeld

Harry Rosenfeld Chief Financial Officer

Date: February 12, 2002